UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2014

PROVECTUS BIOPHARMACEUTICALS, INC.
 (Exact name of registrant as specified in charter)

Delaware	0-9410	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931
(Address of Principal Executive Offices)

(866) 594-5999
(Registrant’s Telephone Number, Including Area Code) Provectus Pharmaceuticals, Inc. (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

     Reference is made to Item 7.01 of the Current Report on Form 8-K of Provectus Biopharmaceuticals, Inc. (formerly Provectus Pharmaceuticals, Inc.) (the “Company”) dated December 18, 2013 and filed with the Commission on December 18, 2013, which is incorporated herein by this reference, announcing that the Company held a Type C meeting with the FDA Division of Oncology Products 2 on December 16, 2013 to discuss the Company’s oncology drug, PV-10.

     Subsequently, the Company took the opportunity to provide input into the documentation of meeting minute notes.  It is the opinion of the Company that this may have delayed the process of receiving the final meeting minute notes.  Therefore, the Company will communicate further guidance from the FDA once the meeting minute notes have been received, which is expected shortly.

     It is also the Company's opinion that the delay has no bearing on the FDA's decision regarding the efficacy of PV-10 but is rather a matter of observing governmental processes. This delay also has no bearing on the Company's discussions and negotiations with parties outside the FDA's jurisdiction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 15, 2014

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer